UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: April 8, 2004

OGLEBAY NORTON COMPANY

Ohio	000-32665	34-1888342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

North Point Tower 1001 Lakeside Avenue, 15th Floor Cleveland, OH	44114-1151
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (216) 861-3300

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

On April 8, 2004, the Company issued a press release announcing that U.S. Bankruptcy Judge Joel B. Rosenthal of the United States Bankruptcy Court for the District of Delaware in Wilmington granted final approval for the Company to borrow up to $70 million from a $75 million debtor-in-possession (DIP) credit facility. The Company secured the DIP facility from a syndicate that includes various members of its pre-petition bank group. On February 25, 2004, the judge granted interim approval for the Company to borrow up to $40 million from the facility.

A copy of the press release is attached as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 8, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLEBAY NORTON COMPANY

By:	/s/ JULIE A. BOLAND
Julie A. Boland
Vice President, Chief Financial Officer and Treasurer

Date: April 13, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release dated April 8, 2004.